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                                   EXHIBIT 20

                           STUART ENTERTAINMENT, INC.

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 STUART ENTERTAINMENT, INC.                                                                                   CONTACT:  PAUL TUNINK
 GROUP OF COMPANIES                                                                                            PHONE:  800-243-1421

 BINGO KING COMPANY                   FOR IMMEDIATE RELEASE
 3211 Nebraska Avenue
 Council Bluffs, IA  51501                           STUART ENTERTAINMENT, INC. ANNOUNCES PROPOSED PRIVATE PLACEMENT
 Phone:   800-243-2249                                            OF SENIOR SUBORDINATED NOTES DUE 2006
          712-323-1488
 FAX:     712-323-3215                COUNCIL BLUFFS, IOWA, October 14, 1996 - Stuart Entertainment, Inc./dba Bingo King
 Internet:   http://www/bking.com     (NASDAQ/STUA) announced today the proposed private placement of $100,000,000 aggregated
 E-mail:  bksales@ix.netcom.com       principal amount of its Senior Subordinated Notes due 2006 (the "Notes").  The Notes will be offered and sold only to "qualified institutional buyers" as defined in Rule 144A under the
 VIDEO KING GAMING                    Securities Act of 1933, as amended (the "Act"), and to a limited number of institutional
 SYSTEMS, INC.                        "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Act.  The net
 400 East Mineral Ave.                proceeds from the offering will be used to finance the previously announced acquisition of
 Littleton, CO 80161                  Trade Products, Inc., and to repay all existing revolving credit and term facilities and
 Phone:   800-525-8380                certain other outstanding debt instruments.
          303-795-2625
 FAX:     303-795-2508                The Notes have not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration
 BAZAAR & NOVELTY                     requirements.
 301 Louth Street
 St. Catharines, Ontario
 Canada  L2S 3V6
 Phone:   800-465-1700
          905-687-1700
 FAX:     905-984-6377

 STUART ENTERTAINMENT, LTD.
 UNITED KINGDOM
 13 Thorney Road
 Cupel Ipswich
 England IP9 2HL
 Phone:   011-44-1-473-310-802
 FAX:     014-733-102-56

 STUART ENTERTAINMENT,
 S.A. DE C.V.
 Avenida Industriale Falcone
 Reynosa, Tamaulipas
 Mexico
 Phone:   011-52-89-29-04-16
 FAX:     011-52-89-29-04-17

 STUART ENTERTAINMENT
 DO BRASIL LTDA.
 Av. Brig.
 Farla Lima n' 1.580 1' andar
 Sao Paulo, Brasil
 CEP:     01452-002
 Phone:   011-55-11-210-2144
 FAX:     011-55-11-814-8137
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